Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “B-SCADA INC.”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF APRIL, A.D. 2016, AT 12:24 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

3398097 8100 SR# 20162263520	/s/ Jeffrey W. Bullock Secretary of State Authentication: 202156512 Date: 04-15-16
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware

Secretary of State

Division of Corporations

Delivered 12:24 PM 04/13/2016

FILED 01:45 PM 04/13/2016

SR 20162263520 - File Number  3398097

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

B-SCADA

B·SCADA INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"), hereby certifies as follows pursuant to Section 242 of the DGCL:

FIRST:	That by the unanimous written consent of the Board of Directors of the Corporation, resolutions were duly adopted to amend the Corporation's Certificate of Incorporation as follows;

Effective as of 5:00 p.m. Eastern time on April 29, 2016, each ten (10) shares of the Corporation's Common Stock, par value $.000 I per share ("Common Stock") issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of the Corporation's Common Stock; provided that the Corporation shall issue no fractional shares as a result of the actions set forth herewith, but shall instead issue to the holder of such fractional share one full additional share.

SECOND:	That pursuant to a resolution of its Board of Directors, the holders of a majority of the voting shares of the Corporation approved by their written consent the foregoing amendment.

THIRD:	That such amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Allen Ronald DeSerranno, its President and Brian Thornton, its Secretary, this 15th day of April, 2016.

B-SCADA INC.

By: /s/ Allen Ronald DeSerranno

Allen Ronald DeSerranno

By: /s/ Brian Thornton

Brian Thornton, Secretary